Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the News Corporation 2013 Long-Term Incentive Plan, as amended, of our report dated August 13, 2019, with respect to the consolidated financial statements of News Corporation and the effectiveness of internal control over financial reporting of News Corporation included in its Annual Report on Form 10-K for the year ended June 30, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
February 7, 2020